As filed with the Securities and Exchange Commission on August 2, 2018
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_______________________________
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	20-8527075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_______________________________
Evofem Biosciences, Inc. 2018 Inducement Equity Incentive Plan
(Full Title of the Plan)

Saundra Pelletier
President and Chief Executive Officer
Evofem Biosciences, Inc.
12400 High Bluff Drive, Suite 600
San Diego, CA 92130
(858) 550-1900
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________
Copies to:

Adam C. Lenain, Esq. Melanie Ruthrauff Levy, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 3580 Carmel Mountain Road, Suite 300 San Diego, CA 92130 Tel: (858) 314-1500	Alexander A. Fitzpatrick, Esq. General Counsel Evofem Biosciences, Inc. 12400 High Bluff Drive, Suite 600 San Diego, CA 92130 Tel: (858) 550-1900
__________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.0001 par value per share	250,000	$2.15	$537,500.00	$66.92

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the registration fee is calculated based upon (x) the average of the high and low price of the shares of the Registrant’s Common Stock on July 31, 2018 ($2.15), and (y) the total number of shares of the Registrant’s Common Stock registered hereunder (250,000).

EXPLANATORY NOTE
This Registration Statement is filed by Evofem Biosciences, Inc. (“Registrant”) for the purpose of registering 250,000 shares of Common Stock of the Registrant issuable for compensation purposes only pursuant to the Registrant’s 2018 Inducement Equity Incentive Plan.
PART I
Information Required in the Section 10(a) Prospectus
Item 1.    Plan Information.
The documents containing the information specified in Part I will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2.    Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 of Part I is included in documents delivered to participants in the plan covered by this Registration Statement pursuant to Rule 428(b) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed on February 26, 2018;

(b)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, as filed on May 14, 2018 and August 2, 2018, respectively;

(c)	the following Current Reports on Form 8-K filed by the Registrant with the Commission (in each case, except for the information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K);
-	Current Report on Form 8-K as filed with the SEC on July 3, 2018;
-	Current Report on Form 8-K as filed with the SEC on May 22, 2018;
-	Current Report on Form 8-K as filed with the SEC on May 16, 2018;
-	Current Report on Form 8-K as filed with the SEC on May 8, 2018;
-	Current Report on Form 8-K as filed with the SEC on February 21, 2018;
-	Current Report on Form 8-K as filed with the SEC on February 20, 2018;
-	Current Report on Form 8-K as filed with the SEC on February 15, 2018;
-	Current Report on Form 8-K as filed with the SEC on January 25, 2018;
-	Current Report on Form 8-K as filed with the SEC on January 23, 2018;
-
Current Report on Form 8-K as filed with the SEC on January 17, 2018 (as amended by Amendment No. 1 on Form 8-K/A as filed with the SEC on March 1, 2018, Amendment No. 2 on Form 8-K/A as filed with the SEC on March 5, 2018, and Amendment No. 3 on Form 8-K/A as filed with the SEC on April 6, 2018);

-	Current Report on Form 8-K as filed with the SEC on January 17, 2018;
-	Current Report on Form 8-K as filed with the SEC on January 5, 2018; and
-	Current Report on Form 8-K as filed with the SEC on January 4, 2018;

(d)
all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above (in each case, except for the information furnished under Items 2.02 or 7.01 in any current report on Form 8-K); and

(e)
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36754) filed with the Commission on November 18, 2014 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.
You should rely only on the information provided or incorporated by reference in this registration statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this registration statement or any related prospectus is accurate as of any date other than the date on the front of the document.

Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
The amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or trustee or in any other capacity while serving as a director, officer, or trustee, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Delaware General Corporation Law (the “DGCL”) against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such.
Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any action, suit, or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, or an action brought by or on behalf of the corporation, indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
The foregoing discussion of the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, indemnification agreements, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements, or law as previously filed with or incorporated by reference into the Registrant’s Exchange Act reports.
The Registrant has entered into indemnification agreements with each of its directors and officers. These indemnification agreements may require it, among other things, to indemnify its directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of the Registrant’s directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.
Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling the Registrant for liability arising under the Securities Act of 1933, as amended, or the Securities Act, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8 Exhibits.

Filed
Exhibit Number	Exhibit Description	Form	File No.	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation.	10-K	001-36754	2/26/2018
4.2	Amended and Restated Bylaws of the Registrant.	8-K	001-36754	01/17/2018
4.3	Form of Stock Certificate.	10-K	001-36754	2/26/2018
4.4	Form of Registration Rights Agreement.	8-K	001-36754	10/17/2017
4.5	2018 Inducement Equity Incentive Plan.	10-Q	001-36754	8/2/2018
4.6	2018 Inducement Equity Incentive Plan Notice of Grant of Stock Option.	10-Q	001-36754	8/2/2018
5.1	Opinion of Mintz Levin.				X
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.				X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.				X
23.3	Consent of Mintz Levin (contained in Exhibit 5.1).				X
24.1	Power of Attorney.				X
99.1	Amended and Restated 2014 Equity Incentive Plan.	8-K	001-36754	5/8/2018

Item 9. Undertakings.
1.    Item 512(a) of Regulation S-K. The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.    Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.    Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, California, on this 2nd day of August, 2018.

EVOFEM BIOSCIENCES, INC.

By:	/s/ Saundra Pelletier
Name:	Saundra Pelletier
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Saundra Pelletier and Justin J. File, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Evofem Biosciences, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Saundra Pelletier	President and Chief Executive Officer and Director (Principal Executive Officer)
Saundra Pelletier		August 2, 2018

/s/ Justin J. File	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Justin J. File		August 2, 2018

Chairman of the Board
Thomas Lynch		August 2, 2018

Director
Gillian Greer, Ph.D.		August 2, 2018

/s/ William Hall, Ph.D.	Director
William Hall, Ph.D., M.D.		August 2, 2018

/s/ Kim P. Kamdar, Ph.D.	Director
Kim P. Kamdar, Ph.D.		August 2, 2018

/s/Tony O’Brien	Director
Tony O’Brien		August 2, 2018

/s/ Colin Rutherford	Director
Colin Rutherford		August 2, 2018